ESCROW DEPOSIT AGREEMENT

AGREEMENT dated this __ day of ____ 20__, by and between SMARTMETRIC, INC., a Nevada corporation (the “Company”), having its principal place of business at 67 Wall Street, 22nd Floor, New York, New York 10005 and SIGNATURE BANK (the "Escrow Agent"), a New York State chartered bank and having an office at 71 Broadway, New York, New York 10006.

W I T N E S S E T H:

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) covering a proposed public offering (the “Offering”) of Company’s securities (collectively, the “Securities”, and individually, a “Share”) at a price of $1.50 per Share on a “best efforts, all or none basis” a minimum of 333,333 shares ($499,999.50) (“Minimum Amount”) and a maximum of 6,666,6666 shares ($10,000,000) (“Maximum Amount”); and

WHEREAS, unless the Company sells the Minimum Amount by ______, which is 90 days from the date of the prospectus (the “Termination Date”), or if the Offering is extended by the Company for an additional 90 days until ______ (the “Final Termination Date”), the Offering will terminate and all funds will be returned to the Subscribers (hereinafter defined); and

WHEREAS, the Company desires to establish an escrow account with Escrow Agent into which the Company shall instruct subscribers to deposit checks and other instruments for the payment of money made payable to the order of Signature Bank, as Escrow Agent for SmartMetric, Inc. and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, Company represents and warrants to the Escrow Agent that it has not stated to any individual or entity that the Escrow Agent's duties will include anything other than those duties stated in this Agreement; and

WHEREAS, Company warrants to the Escrow Agent that a copy of the Registration Statement and all other documents which have been delivered to Subscribers and third parties which include Escrow Agent’s name and duties, have been attached hereto as Schedule 1;

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds.

(a) (i) The Company shall cause to be delivered to Escrow Agent checks received from Subscribers made payable to the order of Signature Bank, as Escrow Agent for SmartMetric, Inc., along with the name, address and social security number or taxpayer identification number of the individual or entity making payment (“Subscriber”). The checks shall be deposited into a non interest-bearing account at Signature Bank entitled "Signature Bank, as Escrow Agent for SmartMetric, Inc.” (the "Escrow Account").

(a) (ii) The Escrow Agent may receive money from the Subscriber by means of wire transfer, whereby money shall be wired to Signature Bank, 565 Fifth Avenue, New York, New York 10018, ABA Number 026013576 for credit to Signature Bank, as Escrow Agent for SmartMetric, Inc., Account No. ____________. In the event that the Escrow Agent receives funds directly from the Subscriber, the Company shall provide the Escrow Agent in writing with the name, address and social security number or taxpayer identification number of the Subscriber. All such money shall be deposited into the Escrow Account.

(b) The collected funds deposited into the Escrow Account are referred to as the "Escrow Funds.”

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company promptly thereof.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the Company advises the Escrow Agent in writing that the offering has been withdrawn, Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or deduction, penalty or expense;

(b) If prior to 3:00 P.M. (local New York City time) on the Termination Date, the Escrow Agent receives written notification, in form of Exhibit A, attached hereto and made a part hereof, and signed by the Company, stating that the Termination Date has been extended to, or any date prior to, the Final Termination Date, the date shall be so extended.

(c) Provided that the Escrow Agent does not receive the notice stated in (a) above and there is at least the Minimum Amount deposited into the Escrow Account on or prior to the Termination Date or the Final Termination Date or such other date that is after the Termination Date (if Escrow Agent has, prior to the Termination Date, received Exhibit A), the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit B or in form and substance satisfactory to the Escrow Agent, received from the Company, pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer or bank check.
(d) If by 3:00 P.M. (local New York City time) on the Termination Date, or in the event the Escrow Agent has received Exhibit A, in accordance with (b) above, on the Final Termination Date, the Escrow Agent has not received written instructions from the Company regarding the disbursement of the Escrow Funds or there is a balance in the Escrow Account of less than the Minimum Amount, the Escrow Agent shall promptly return the Escrow Funds to the Subscribers.

(e) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company is stated in Schedule A, which is attached hereto and made a part hereof.

  (b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) The Company agrees to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney's fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to the Escrow Agreement.

(d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall, to the extent not prohibited by applicable law, be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent, to the extent not prohibited by applicable law, shall be (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest-bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depositary. In such event, the Escrow Agent shall not take any action until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written instructions signed by the Company, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding charges, to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and all interest earned thereon.

5. Termination. The Company may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company fails to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Investment. All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at Signature Bank.

7. Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $1,500 which fee shall be paid by the Company promptly following the signing of this agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all reasonable costs and expenses incurred in connection with this Agreement, including reasonable counsel fees other than the cost and expense attributable to the preparation and execution of this Agreement. No modification, cancellation or rescission of this Agreement or resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid prior to the effective date of any such modification, cancellation, rescission, resignation or termination. If the Company fails to pay such compensation or reimbursement, then the Company shall incude such payment to the Escrow Agent on Exhibit B, which provides disbursemnent instructions in accordance with paragraph 2(c).

8. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to the Company:

SmartMetric, Inc.
   67 Wall Street, 22nd Floor
New York, NY 10005
Attention: _____________________
Fax: ______________

If to Escrow Agent:

Signature Bank
71 Broadway
New York, NY 10006
Attention: James V. Raggi, Group Director & Senior Vice President
Fax: 646-822-1556

9. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.

(b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

SmartMetric, Inc.

By:  _______________________
  Name:
  Title:

SIGNATURE BANK

By:  _____________________________
  Name:
  Title:

By:  _____________________________
  Name:
  Title:

Exhibit A

Date: __________________

Signature Bank
71 Broadway
New York, NY 10006
Attention: James V. Raggi,
Group Director & Senior Vice President

Dear Mr. Raggi:

In accordance with the terms of Section 2(b) of an Escrow Deposit Agreement dated ___ _______, by and between SmartMetric, Inc. (the “Company”) and Signature Bank (the “Escrow Agent”), the Company hereby notifies the Escrow Agent that the Termination Date has been extended to __________ __, 20__.

Very truly yours,

SmartMetric, Inc.

By:_____________
Name:
Title:

Exhibit B

                                  FORM OF ESCROW RELEASE NOTICE

Date:

SIGNATURE BANK
261 Madison Avenue
New York, N.Y. 10016
Attn: ____________

Dear ________:

In accordance with the terms of paragraph 2(c) of an Escrow Deposit Agreement dated as of ________ __, 2004 (the "Escrow Agreement"), by and between SmartMetric, Inc. (the "Company") and Signature Bank (the "Escrow Agent"), the Company hereby notifies the Escrow Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

____________________________:  $

________________________:  $

________________________:  $

Very truly yours,

SmartMetric, Inc.

By: __________________________________
Name: _____________
Title: _____________

Schedule A

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of SmartMetric, Inc.

Name	True Signature
_____________________________________	______________________________________

____________________________________	______________________________________